EXHIBIT 10.10

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (“Agreement”) is entered into by and between Barbara Martin Coppola (“Employee”) and Grubhub Holdings Inc. (the “Company”).

WHEREAS:

A.Employee has been employed by the Company;

B.In that connection, Employee’s employment has been terminated as of the Separation Date, as defined below; and

C.The parties desire to amicably resolve any and all issues and potential issues between them and to separate on the terms set forth herein.

NOW THEREFORE, the Company and Employee agree as follows:

1.Separation Date. Employee’s employment with the Company was or will be permanently terminated on February 9, 2018 (“Separation Date”). Employee further acknowledges that, other than her wages and applicable vesting through the Separation Date, she has received all wages, bonuses, commissions and other benefits and compensation due to her by virtue of her employment with Company, and there is no other compensation due Employee other than that which is specifically outlined herein.

2.Reduced Schedule Benefit. In full consideration for Employee’s signing and not revoking this Agreement, the Company will agree to offer Employee the Reduced Schedule Benefit from January 1, 2018 through February 9, 2018 (the “Reduced Schedule Benefit Period”), as set forth more fully in Schedule A. Employee acknowledges that the Reduced Schedule Benefit is valuable consideration to which she would not otherwise be entitled. Employee also agrees that in exchange for executing and not revoking the amendment attached hereto as Schedule C after Employee’s Separation Date, Employee will be entitled to the benefits set forth on Schedule B (the “Separation Payments”).

3.Release of Claims. Employee, for and in consideration of the promises of the Company set forth in this Agreement, and intending to be legally bound hereby, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Company and its past, present, and future parent organizations, divisions, subsidiaries, affiliates, related entities, successors, predecessors and assigns and its and their directors, partners, officers, shareholders, employees, agents, attorneys, representatives, predecessors, successors, and assigns (“Releasees”), from all claims, actions, causes of action, suits, debts, charges, complaints, demands, losses, liabilities and obligations of any nature whatsoever, that Employee ever had, now has, or hereafter may have, whether known or unknown, asserted or unasserted, in law or in equity, from the beginning of Employee’s employment with the Company through the date of this Agreement (“Claims”). This general release includes any Claims arising out of any federal, state or local statutes, regulations, ordinances or common law, and whether based on contract, tort, or statute or any other legal or equitable theory of recovery, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the federal Age Discrimination in Employment Act of 1967, the federal Equal Pay Act, the United States Constitution, the federal Employee Retirement Income Security Act, the federal Older Workers Benefit Protection Act, the federal Americans With Disabilities Act, the federal Family and Medical Leave Act, Executive Orders 11246 and 11141, the Worker Adjustment Retraining and Notification Act, the Genetic Information and Non-Discrimination Act, the National Labor Relations Act, the Uniformed Services Employment and Reemployment Rights Act, or the Occupational Safety and Health Act, the Illinois Constitution, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Equal Pay Act, the Illinois Employee Credit Privacy Act, the Illinois Compassionate Use of Medical Cannabis Pilot Program Act, and any other federal, state or local law or ordinances, or any common law claim under tort, contract or any other theories now or hereafter recognized. The general release recited in this paragraph shall include any and all Claims Employee may have for any type of damages cognizable under any of the laws referenced herein, including, but not limited to, any and all claims for compensatory damages, punitive damages, and attorneys’ fees and costs. Employee also agrees that this general release should be interpreted as broadly as possible to achieve Employee’s intention to waive all of her Claims against the Releasees.

4.Claims Not Released. Notwithstanding the above, pursuant to this Agreement, Employee is not waiving claims filed under any state workers’ compensation or unemployment law or challenges to the validity of this Agreement under the Older Workers Benefits Protection Act. Employee is also not waiving any claim for pension benefits or worker’s compensation benefits, which may arise in the future.

5.Agreement Not to Sue. Employee expressly represents that Employee has not filed a lawsuit or initiated any other administrative proceedings against the Releasees, and that Employee has not assigned any claim against the Releasees to any other person or entity. Employee further promises not to initiate a lawsuit against the Releasees relating to any Claim arising prior to the date of execution of this Agreement, except that nothing in this Agreement shall: (i) bar Employee’s right to file an administrative charge with the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission (EEOC), the United States Department of Labor (DOL), the National Labor Relations Board (NLRB), or any other federal, state or local agency; (ii) prevent Employee from reporting to any government agency any concerns Employee may have regarding the Company’s practices; or (iii) preclude Employee’s participation in an investigation by the SEC, EEOC, DOL, NLRB or any other federal, state or local agency. Should any entity, agency, commission, or person file a charge, action, complaint or lawsuit against the Releasees based upon any of the above-released Claims, Employee agrees that this Agreement bars Employee’s right to recover any relief whatsoever (including monetary relief), except that Employee may receive an award from the SEC under the federal securities laws.

6.No Waiver of Future Age Discrimination Claims. Employee understands that, by this Agreement, Employee does not waive any rights or claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq. that may arise after Employee’s execution of this Agreement.

7.IRS Issues. As required by law, the Company will issue the appropriate IRS Form(s) W-2 or 1099 at the appropriate time(s). Notwithstanding the foregoing, the Company makes no representations or warranties regarding any tax issues for any payment provided for in this Agreement, and Employee acknowledges that she has not relied upon any advice from the Company concerning this tax liability, if any, for the amounts to be paid in this Agreement. Employee also acknowledges that she is responsible for any and all tax liability or consequences which may be assessed arising from the payment and characterization of these proceeds.

8.No Future Payments Except Those Described Herein. Except as set forth in this Agreement, it is expressly agreed and understood by the parties that the Company does not have, and will not have, any obligation to provide Employee at any time in the future with any bonus or other payments, benefits, or consideration other than those set forth in Paragraph 2 above (as further described in Schedule B), those to which Employee may be entitled under the Company’s benefit plans, including 401(k) plans, and the restricted stock units and stock options for which Employee is 100% vested through the Separation Date. Employee expressly acknowledges that no contributions from the Separation Payments will be made to a 401(k) plan. For the absence of doubt, through the Separation Date, Employee is fully vested in 6,367 restricted stock units and 20,008 options to purchase shares in the Company.

9.Return of Confidential Information and Property. On or before the conclusion of the Reduced Schedule Benefit Period, Employee agrees immediately to return to the Company any and all of the Company’s Confidential Information and other property in the Employee’s possession, custody or control (including as more specifically set forth in Paragraph 11 below). Employee agrees to keep the Company’s Confidential Information strictly confidential, and not to directly or indirectly use, disclose, publish or transfer any of the Company’s Confidential Information for any purpose.

(a)“Company’s Confidential Information” shall mean any non-public information regarding the Company, including without limitation: (i) the financial condition of Company, (ii) Company’s customers, customer lists, and details of all contracts and agreements to which Company is a party, (iii) Company business operations, including information relating to the Company’s product programs, operational methods, plans and strategies, services, and marketing and sales plans, methods and techniques, and (iv) information that is marked “confidential”, “proprietary” or in like words, or that is summarized in writing as being confidential or that a reasonable person would understand from its context to be confidential. Confidential Information may be in any form, including, without limitation, documents, proprietary forms, software and other electronic data, etc. Notwithstanding the foregoing, Confidential Information shall not include information which (A) was rightfully known or available through no breach of this Agreement by the Employee prior to the time it was disclosed to the Employee by Company, (B) is or becomes part of the public domain through no breach of this Agreement or fault of the Employee, (C) has in good faith been received by the Employee from a third party without breach of this Agreement or any other agreement to which Company is a party, (D) has by written authorization of Company been approved for release or disclosure by the Employee, or (E) is required by law to be disclosed pursuant to a subpoena or order of a court or government agency, provided that the Employee promptly notifies Company of any such order to requirement, and cooperates in any effort by Company to obtain a protective order from the issuing court or government agency limiting disclosure and use of the information.

(b)If Employee breaches this paragraph, Employee agrees that the Company shall have the right to seek an injunction and/or damages, and if Employee is found by a court to be in breach or responsible for a breach of this provision, Employee agrees that she will be liable to the Company for actual damages and remedies that the Company may recover by law.

(c)For the avoidance of doubt, this paragraph does not in any way amend, narrow or otherwise limit Employee’s confidentiality obligations under any Protective Agreement, Confidentiality and Non-Compete Agreement, or other restrictive covenants agreement entered into with the Company. Any such prior agreements relating to confidentiality will remain in full force and effect and will be read together with this provision to provide the Company the greatest protection allowed by law.

10.Works for Hire. Employee agrees that the Company owns all tangible and intangible work products originated or developed by Employee in connection with Employee’s employment, that are within the scope of the Company’s business operations, or that relate to any of the Company’s work or projects, even if developed outside the Company’s premises as works- made-for-hire under the Copyright Act and all other similar laws. Employee further agrees that the Company shall have exclusive ownership of any and all right, title and interest in (a) all copyrights, trademarks, service mark rights, patents or processes associated with any work, mark, invention or process produced during the course of Employee’s employment that was originated or developed in connection with such employment with the Company; and (b) any such proprietary rights with respect to any invention or process originated or such proprietary rights with respect to any invention or process originated or developed in connection with Employee’s employment with the Company reduced to practice following the termination of Employee’s employment, if the invention or process existed in an intangible form prior to such termination, even if it was not workable at that time. Employee agrees to execute any and all documents necessary to protect and preserve the Company’s proprietary rights in copyrights, trademarks, service marks, patents, processes and trade secrets, including at the Company’s request, to confirm such assignment in writing.

For the avoidance of doubt, this this paragraph does not in any way amend, narrow or otherwise limit Employee’s works for hire obligations under any Protective Agreement, Confidentiality and Non-Compete Agreement, or other agreement entered into with the Company. Any such prior agreements relating to works-for-hire will remain in full force and effect and will be read together with this provision to provide the Company the greatest ownership and protection allowed by law.

11.Company Property. On or before the conclusion of the Reduced Schedule Benefit Period, Employee must: (a) return to Company all documents, files, manuals, forms, lists, charts, computer programs (including without limitation source code), diskettes, customer lists, notebooks, reports and other written or graphic materials, including all copies thereof, whether in electronic or paper or other form, relating in any way to Company’s business and prepared by Employee or obtained by Employee from Company, its affiliates, clients or its suppliers during the course of Employee’s employment with Company (collectively, the “Materials”) and (b) destroy all electronic copies of the Materials that are otherwise in Employee’s possession and not capable of being returned pursuant to subsection (a), whether stored on Employee’s personal computer or other electronic device. In addition, on or before the conclusion of the Reduced Schedule Benefit Period, Employee must return to Kelley Berlin (or such other person as the Company may designate) all Company property, including, without limitation, all office equipment, keys, identification cards, cell phones, or similar devices, credit cards, PDAs and key cards.

12.No Admission of Liability. Employee agrees and understands that the execution of this Agreement shall not constitute or be construed as an admission by the Company of any liability to, or of the validity of any Claim whatsoever by Employee. The Company specifically denies any liability to Employee on the part of itself, its directors, officers, agents, employees and representatives.

13.Non-Disparagement. As a material condition of this Agreement, (1) Employee agrees not to slander or defame and, except as to the matters described in Paragraph 5, otherwise disparage the Company, the Releasees, or any officer, director, employee, or agent thereof; and (2) the Company’s CEO agrees not to slander or defame and, except as to the matters described in Paragraph 5, otherwise disparage Employee.

14.References. Employees agrees to direct all third party inquiries regarding his/her employment at the Company, including but not limited to all inquiries from prospective employers, to the Company’s People Team, who shall, consistent with Company policy, advise such inquiring parties of the following information: dates of employment with the Company, positions held during Employee’s employment with the Company and, if requested by the party making the inquiry (except where applicable law would preclude it), Employee’s final base salary with the Company.

15.Confidentiality. Employee agrees that the terms and conditions of this Agreement shall remain confidential between the parties, except as required by securities laws or other applicable law. Employee shall not disclose them to any person outside of Employee’s immediate family, tax advisor, or attorney after first obtaining that individual’s agreement to keep the information confidential and not disclose it to others, unless pursuant to a valid subpoena. If Employee breaches this confidentiality provision, she agrees that the Company shall have the right to seek an injunction and/or damages, and if Employee is found by a court to be in breach or responsible for a breach of this provision, she agrees that she will be liable for actual damages and remedies that the Company may recover by law.

16.Entire Agreement. This Agreement (including without limitation Schedule C) contains the entire agreement and understanding of the Company and Employee concerning the subject matter hereof and supersedes and replaces all prior negotiations, proposed agreements, agreements or representations whether written or oral concerning the subject matter hereof, except that the parties acknowledge that the 2015 Long-Term Incentive Plan ( “Equity Plan”); any award agreements granted under the Equity Plan; the Protective Agreement or Confidentiality and Non- Compete Agreement; the Intellectual Property and Proprietary Information Agreement; and any other restrictive covenants agreement entered into between Employee and the Company (or any of its subsidiaries or affiliates), if any are applicable, continue in full force and effect. The parties agree and acknowledge that neither the Company nor Employee, including any agent or attorney of either, has made any representation, guarantee or promise whatsoever not contained in this Agreement to induce the other to execute this Agreement, and neither party is relying on any representations, guarantees, or promises not contained in this Agreement in entering into this Agreement.

17.Modifications. There may be no modification of this Agreement except in writing signed by both parties. If any of the provisions of this Agreement are found null, void, or inoperative, for any reason, the remaining provisions will remain in full force and effect.

18.Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns.

19.Waiver. If a party, by its actions or omissions, waives or is adjudged to have waived any breach of this Agreement, any such waiver shall not operate as a waiver of any other subsequent breach of this Agreement.

20.Severability. If any provision of this Agreement is or shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall remain in full force and effect.

21.Choice of Law; Arbitration and Class Action Waiver. Except for the arbitration agreement set forth in this paragraph, which is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq., this Agreement and the rights and obligations hereunder shall be governed by, and construed and interpreted in all respects in accordance with, the laws of the State of Illinois, without regard to conflict of law principles. Employee and the Company understand and agree that, except as to the matters discussed in Paragraph 5, in the event there is any dispute or claim arising out of or relating to Employee’s general release of claims set forth in Paragraph 3, Employee’s employment and Employee’s separation of employment with the Company, and/or this Agreement, including, without limitation, a dispute about the validity, enforceability or coverage of the Agreement, the arbitrability of a claim, this paragraph, and the release or the assertion of a claim covered by the release, all such disputes or claims will be resolved exclusively through final and binding arbitration. The parties understand that, by this paragraph, they are waiving any right they have to a jury trial. Employee understands that her claim(s) will be heard by an arbitrator, not a judge. Employee also agrees to waive her right to asset class or collective action claims in arbitration; that is, Employee must bring any claims in Employee’s individual capacity, and not as a plaintiff or class member in any purported class or representative proceeding. This binding arbitration provision is governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16) and not intended to cover claims that cannot by federal law be required to be arbitrated. The American Arbitration Association’s Employment Arbitration Rules (“AAA Employment Rules”) will govern any arbitration proceeding initiated under this paragraph. The AAA Employment Rules, which include an explanation of the process for commencing an arbitration and other rules governing an arbitration, may be found at the AAA’s web site: www.adr.org. The Company agrees to pay the AAA administrative fees, as well as the Arbitrator’s fees and expenses. Employee understands and agrees that she is responsible to pay her own legal fees and expenses associated with any arbitration proceeding, subject to the Arbitrator’s authority to award attorney fees, costs or other remedies in accordance with applicable law. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. Notwithstanding any other clause contained in this paragraph or the AAA Employment Rules, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. Subject to this paragraph, any action arising out of this Agreement which requires a decision from a court of competent jurisdiction will be brought in the federal or state courts of Cook County, Illinois and Employee consents to the exclusive jurisdiction of such courts for these purposes. By initialing, Employee acknowledges that Employee has read and understands this paragraph.

22.Time to Consider. Employee acknowledges that Employee has been provided with at least twenty-one (21) calendar days (the “Review Period”) to consider the offer of this Agreement prior to entering into it. Any modifications made to this Agreement, whether material or not, shall not extend or re-start the Review Period. Employee agrees to notify the Company of acceptance of this Agreement by delivering a signed copy of the Agreement to the Company, via mail, addressed to the attention of Kelley Berlin, SVP, People, 111 W. Washington Street, Suite 2100, Chicago, IL 60601, or via electronic mail to kberlin@grubhub.com, within the Review Period (with an original mailed or provided in person to the HR Business Partner at the address above). Employee understands that the entire Review Period may be taken to consider this Agreement. Employee may return this Agreement in less than the full Review Period. By signing and returning this Agreement, Employee acknowledges that the Review Period afforded Employee was a reasonable period of time to consider fully each and every term of this Agreement, including the general release set forth in Paragraph 3.

23.Revocation. Employee acknowledges, if Employee chooses to do so, that Employee shall have seven (7) calendar days after signing this Agreement to revoke this Agreement only as it pertains to Employee’s federal age discrimination claim(s). If Employee elects to revoke this Agreement only as it pertains to any federal age discrimination claim(s), written notice of such revocation must be delivered to Kelley Berlin at the Company at the addresses above in such a manner that it is actually received by her within the seven (7) calendar-day period. If Employee chooses to revoke this Agreement only as it pertains to Employee’s federal age discrimination claim(s), Employee agrees and acknowledges that (i) the Reduced Schedule Benefit Period will immediately terminate upon the Company’s receipt of such revocation; and (ii) the Separation Date will be modified to take effect on the date the Company receives such revocation. Employee acknowledges any Reduced Schedule Benefits received prior to such revocation is sufficient consideration to support the general release of all other claims detailed in Paragraph 3.

24.Advice of Counsel. Employee is advised to consult with legal counsel of Employee’s choosing, at Employee’s own expense, regarding the meaning and binding effect of this Agreement prior to executing it.

25.Counterparts. This Agreement may be signed in counterparts and each signed counterpart shall have the same full force and effect as if it were fully executed by all parties.

EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT EMPLOYEE HAS READ THE FOREGOING, THAT EMPLOYEE HAS HAD SUFFICIENT TIME TO REVIEW IT WITH AN ATTORNEY OF EMPLOYEE’S CHOOSING, THAT EMPLOYEE UNDERSTANDS THE AGREEMENT’S TERMS AND CONDITIONS AND THAT EMPLOYEE INTENDS TO BE LEGALLY BOUND BY IT.

IN WITNESS THEREOF, the parties have executed this Agreement.

BARBARA MARTIN COPPOLA		GRUBHUB HOLDINGS INC.

Signed:	/s/ Barbara Martin Coppola	Signed:	/s/ Adam DeWitt
Date:	12/12/2017	Date:	12/12/2017

SCHEUDLE A: REDUCED SCHEDULE BENEFIT

The Reduced Schedule Benefit Period will begin January 1, 2018 and terminate on February 9, 2018 unless terminated earlier in accordance with this Agreement.

During the Reduced Schedule Benefit Period, Employee will be paid at her current annual salary of $352,000 paid on a bi-monthly basis.

During the Reduced Schedule Benefit Period, Employee agrees to respond to questions and work requests by phone or email on an as-needed basis only.

SCHEDULE B: SEPARATION PAYMENTS

(i)2017 bonus pay-out (target of 50% annual base salary ($176,000)), with personal goals bonus of $35,200 (20% of the total bonus) to be paid out at 100%, and a corporate goals bonus (80% of the total bonus) to be paid out in a manner and at a percentage consistent with how and when other members of the executive team are paid.

(ii)Continuation of annual salary of $352,000 through June 30, 2018, provided that in the event Employee obtains and begins full-time employment at any time during that period, such payments shall cease upon the commencement of such other full-time employment. Employee is obligated to inform Company promptly and in writing upon receiving an offer of full-time employment.

(iii)Outplacement services with Kensington as more specifically described in the attachment to this Schedule B.

SCHEDULE C: AMENDMENT TO CONFIDENTIAL SEPARATION AGREEMENT

AND GENERAL RELEASE (“Amendment”)

Capitalized terms used herein and not otherwise defined will have the meanings assigned to them in the Confidential Separation Agreement and General Release dated [DATE] (the “Original Release”).

Effective at the close of business on the Separation Date, Employee’s employment with Company will be deemed to have ended, and she will be deemed to have been separated from any and all positions with the Company and/or with any of its affiliates or related entities. Employee has been paid her base salary through the Separation Date. Employee agrees that she has returned all Materials to a Company representative. Employee agrees and understands that the execution of this Amendment shall not constitute or be construed as an admission by the Company of any liability to, or of the validity of any Claim whatsoever by Employee. The Company specifically denies any liability to Employee on the part of itself, its directors, officers, agents, employees and representatives.

1.In full consideration for Employee’s signing and not revoking this Amendment, the Company will agree to offer Employee the Schedule B Separation Payments.

2.Release of Claims. Employee, for and in consideration of the promises of the Company set forth in this Amendment, and intending to be legally bound hereby, does hereby REMISE, RELEASE AND FOREVER DISCHARGE the Releasees from all Claims. This general release includes any Claims arising out of any federal, state or local statutes, regulations, ordinances or common law, and whether based on contract, tort, or statute or any other legal or equitable theory of recovery, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the federal Age Discrimination in Employment Act of 1967, the federal Equal Pay Act, the United States Constitution, the federal Employee Retirement Income Security Act, the federal Older Workers Benefit Protection Act, the federal Americans With Disabilities Act, the federal Family and Medical Leave Act, Executive Orders 11246 and 11141, the Worker Adjustment Retraining and Notification Act, the Genetic Information and Non-Discrimination Act, the National Labor Relations Act, the Uniformed Services Employment and Reemployment Rights Act, or the Occupational Safety and Health Act, the Illinois Constitution, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, the Chicago Human Rights Ordinance, the Illinois Worker Adjustment and Retraining Notification Act, the Illinois Victims’ Economic Security and Safety Act, the Illinois Right to Privacy in the Workplace Act, the Illinois Equal Pay Act, the Illinois Employee Credit Privacy Act, the Illinois Compassionate Use of Medical Cannabis Pilot Program Act, and any other federal, state or local law or ordinances, or any common law claim under tort, contract or any other theories now or hereafter recognized. The general release recited in this paragraph shall include any and all Claims which Employee may have for any type of damages cognizable under any of the laws referenced herein, including, but not limited to, any and all claims for compensatory damages, punitive damages, and attorneys’ fees and costs. Employee also agrees that this general release should be interpreted as broadly as possible to achieve Employee’s intention to waive all of her Claims against the Releasees.

3.Claims Not Released. Notwithstanding the above, pursuant to this Amendment, Employee is not waiving claims filed under any state workers’ compensation or unemployment law or challenges to the validity of this Amendment under the Older Workers Benefits Protection Act. Employee is also not waiving any claim for pension benefits or worker’s compensation benefits, which may arise in the future.

4.Agreement Not to Sue. Employee expressly represents that Employee has not filed a lawsuit or initiated any other administrative proceedings against the Releasees, and that Employee has not assigned any claim against the Releasees to any other person or entity. Employee further promises not to initiate a lawsuit against the Releasees relating to any Claim arising prior to the date of execution of this Amendment, except that nothing in this Amendment shall: (i) bar Employee’s right to file an administrative charge with the Securities and Exchange Commission (SEC), the Equal Employment Opportunity Commission (EEOC), the United States Department of Labor (DOL), the National Labor Relations Board (NLRB), or any other federal, state or local agency; (ii) prevent Employee from reporting to any government agency any concerns Employee may have regarding the Company’s practices; or (iii) preclude Employee’s participation in an investigation by the SEC, EEOC, DOL, NLRB or any other federal, state or local agency. Should any entity, agency, commission, or person file a charge, action, complaint or lawsuit against the Releasees based upon any of the above-released Claims, Employee agrees that this Amendment bars Employee’s right to recover any relief whatsoever (including monetary relief), except that Employee may receive an award from the SEC under the federal securities laws.

5.No Waiver of Future Age Discrimination Claims. Employee understands that, by this Amendment, Employee does not waive any rights or claims under the Age Discrimination in Employment Act, 29 U.S.C. Section 621 et seq. that may arise after Employee’s execution of this Amendment.

6.IRS Issues. As required by law, the Company will issue the appropriate IRS Form(s) W-2 or 1099 at the appropriate time(s). Notwithstanding the foregoing, the Company makes no representations or warranties regarding any tax issues for any payment provided for in this Amendment, and Employee acknowledges that she has not relied upon any advice from the Company concerning this tax liability, if any, for the amounts to be paid in this Amendment. Employee also acknowledges that she is responsible for any and all tax liability or consequences which may be assessed arising from the payment and characterization of these proceeds, and Employee agrees to and does hereby indemnify and hold the Company harmless against any and all tax liability, interest, and/or penalties.

7.No Future Payments. Except as set forth in this Amendment, it is expressly agreed and understood by the parties that the Company does not have, and will not have, any obligation to provide Employee at any time in the future with any bonus or other payments, benefits, or consideration other than those set forth herein or in the Original Release and other than the Separation Payment, and other than those to which Employee may be entitled under the Company’s benefit plans, including 401(k) plans. Employee expressly acknowledges that no contributions from the Separation Payment will be made to a 401(k) plan.

8.Confidentiality. Employee agrees to keep the Company’s Confidential Information strictly confidential, and not to directly or indirectly use, disclose, publish or transfer any of the Company’s Confidential Information for any purpose. If Employee breaches this paragraph, Employee agrees that the Company shall have the right to seek an injunction and/or damages and if Employee is found by a court to be in breach or responsible for a breach of this provision, Employee agrees that he will be liable to the Company for actual damages and remedies that the Company may recover by law. For the avoidance of doubt, this paragraph does not in any way amend, narrow or otherwise limit Employee’s confidentiality obligations under any Protective Agreement, Confidentiality and Non-Compete Agreement, or other restrictive covenants agreement entered into with the Company. Any such prior agreements relating to confidentiality will remain in full force and effect and will be read together with this provision to provide the Company the greatest protection allowed by law. Employee agrees that the terms and conditions of this Amendment shall remain confidential between the parties, and Employee shall not disclose them to any person outside of Employee’s immediate family, tax advisor, or attorney after first obtaining that individual’s agreement to keep the information confidential and not disclose it to others, unless pursuant to a valid subpoena. If Employee breaches this confidentiality provision, Employee agrees that the Company shall have the right to seek an injunction and/or damages.

9.Works for Hire. Employee agrees that the Company owns all tangible and intangible work products originated or developed by Employee in connection with Employee’s employment, that are within the scope of the Company’s business operations, or that relate to any of the Company’s work or projects, even if developed outside the Company’s premises as works-made- for-hire under the Copyright Act and all other similar laws. Employee further agrees that the Company shall have exclusive ownership of any and all right, title and interest in (a) all copyrights, trademarks, service mark rights, patents or processes associated with any work, mark, invention or process produced during the course of Employee’s employment that was originated or developed in connection with such employment with the Company or any related party; and (b) any such proprietary rights with respect to any invention or process originated or such proprietary rights with respect to any invention or process originated or developed in connection with Employee’s employment with the Company or any related party reduced to practice following the termination of Employee’s employment, if the invention or process existed in an intangible form prior to such termination, even if it was not workable at that time. Employee agrees to execute any and all documents necessary to protect and preserve the Company’s proprietary rights in copyrights, trademarks, service marks, patents, processes and trade secrets, including at the Company’s request, to confirm such assignment in writing. For the avoidance of doubt, this this paragraph does not in any way amend, narrow or otherwise limit Employee’s works for hire obligations under any Protective Agreement, Confidentiality and Non-Compete Agreement, or other agreement entered into with the Company. Any such prior agreements relating to works for hire will remain in full force and effect and will be read together with this provision to provide the Company the greatest ownership and protection allowed by law.

10.Non-Disparagement. As a material condition of this Amendment, (1) Employee agrees not to slander or defame and, except as to the matters described in Paragraph 5, otherwise disparage the Company, the Releasees, or any officer, director, employee, or agent thereof; and (2) the Company’s CEO agrees not to slander or defame and, except as to the matters described in Paragraph 5, otherwise disparage Employee.

11.References. Employees agrees to direct all third party inquiries regarding his/her employment at the Company, including but not limited to all inquiries from prospective employers, to the Company’s People Team, who shall, consistent with Company policy, advise such inquiring parties of the following information: dates of employment with the Company, positions held during Employee’s employment with the Company and, if requested by the party making the inquiry (except where applicable law would preclude it), Employee’s final base salary with the Company.

12.Entire Agreement. This Amendment, together with the Original Release, contains the entire agreement and understanding of the Company and Employee concerning the subject matter hereof and this Amendment supersedes and replaces all prior negotiations, proposed agreements, agreements or representations whether written or oral concerning the subject matter hereof, except that the parties acknowledge that the Equity Plan; any award agreements granted under the Equity Plan; the Protective Agreement or Confidentiality and Non-Compete Agreement; the Intellectual Property and Proprietary Information Agreement; and any other restrictive covenants or other agreement entered into between Employee and the Company (or any of its subsidiaries or affiliates), if any are applicable, continue in full force and effect. The parties agree and acknowledge that neither the Company nor Employee, including any agent or attorney of either, has made any representation, guarantee or promise whatsoever not contained in this Amendment to induce the other to execute this Amendment, and neither party is relying on any representations, guarantees, or promises not contained in this Amendment in entering into this Amendment.

13.Modifications. There may be no modification of this Amendment except in writing signed by both parties. If any of the provisions of this Amendment are found null, void, or inoperative, for any reason, the remaining provisions will remain in full force and effect.

14.Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal or legal representatives, successors and assigns.

15.Waiver. If a party, by its actions or omissions, waives or is adjudged to have waived any breach of this Amendment, any such waiver shall not operate as a waiver of any other subsequent breach of this Amendment.

16.Severability. If any provision of this Amendment is or shall be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall not be affected thereby and shall remain in full force and effect.

17.Choice of Law; Arbitration and Class Action Waiver. Except for the arbitration agreement set forth in this paragraph, which is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq., this Amendment and the rights and obligations hereunder shall be governed by, and construed and interpreted in all respects in accordance with, the laws of the State of Illinois, without regard to conflict of law principles. Employee and the Company understand and agree that, except as to the matters discussed in Paragraph 5, in the event there is any dispute or claim arising out of or relating to Employee’s general release of claims set forth in Paragraph 3, Employee’s employment and Employee’s separation of employment with the Company, and/or this Amendment, including, without limitation, a dispute about the validity, enforceability or coverage of the Amendment, the arbitrability of a claim, this paragraph, and the release or the assertion of a claim covered by the release, all such disputes or claims will be resolved exclusively through final and binding arbitration. The parties understand that, by this paragraph, they are waiving any right they have to a jury trial. Employee understands that her claim(s) will be heard by an arbitrator, not a judge. Employee also agrees to waive her right to asset class or collective action claims in arbitration; that is, Employee must bring any claims in Employee’s individual capacity, and not as a plaintiff or class member in any purported class or representative proceeding. This binding arbitration provision is governed by the Federal Arbitration Act (9 U.S.C. §§ 1-16) and not intended to cover claims that cannot by federal law be required to be arbitrated. The American Arbitration Association’s Employment Arbitration Rules (“AAA Employment Rules”) will govern any arbitration proceeding initiated under this paragraph. The AAA Employment Rules, which include an explanation of the process for commencing an arbitration and other rules governing an arbitration, may be found at the AAA’s web site: www.adr.org. The Company agrees to pay the AAA administrative fees, as well as the Arbitrator’s fees and expenses. Employee understands and agrees that she is responsible to pay her own legal fees and expenses associated with any arbitration proceeding, subject to the Arbitrator’s authority to award attorney fees, costs or other remedies in accordance with applicable law. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief. Notwithstanding any other clause contained in this paragraph or the AAA Employment Rules, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. Subject to this paragraph, any action arising out of this Amendment which requires a decision from a court of competent jurisdiction will be brought in the federal or state courts of Cook County, Illinois and Employee consents to the exclusive jurisdiction of such courts for these purposes. By initialing, Employee acknowledges that Employee has read and understands this paragraph.

18.Time to Consider. Employee acknowledges that Employee has been provided with at least twenty-one (21) calendar days (the “Review Period”) to consider the offer of this Amendment prior to entering into it. Any modifications made to this Amendment, whether material or not, shall not extend or re-start the Review Period. Employee agrees to notify the Company of acceptance of this Amendment bydelivering a signed copy of the Amendment to the Company, via mail, addressed to the attention of Kelley Berlin, SVP, People, 111 W Washington Street, Suite 2100, Chicago, IL 60601, or via electronic mail to kberlin@grubhub.com, within the Review Period (with an original mailed or provided in person to the HR Business Partner at the address above). Employee understands that the entire Review Period may be taken to consider this Amendment. Employee may return this Amendment in less than the full Review Period. By signing and returning this Amendment, Employee acknowledges that the Review Period afforded Employee was a reasonable period of time to consider fully each and every term of this Amendment, including the general release set forth herein.

19.Revocation. Employee acknowledges, if Employee chooses to do so, that Employee shall have seven (7) calendar days after signing this Amendment to revoke this Amendment only as it pertains to Employee’s federal age discrimination claim(s). If Employee elects to revoke this Amendment only as it pertains to any federal age discrimination claim(s), written notice of such revocation must be delivered to Kelley Berlin at the Company at the addresses above in such a manner that it is actually received by her within the seven (7) calendar- day period. If Employee chooses to revoke this Amendment only as it pertains to Employee’s federal age discrimination claim(s), Employee agrees and acknowledges that she will not receive the Separation Payment. Employee acknowledges any Reduced Schedule Benefits received prior to such revocation are sufficient consideration to support the general release of all other claims detailed in the Original Release.

20.Advice of Counsel. Employee is advised to consult with legal counsel of Employee’s choosing, at Employee’s own expense, regarding the meaning and binding effect of this Amendment prior to executing it.

21.Counterparts. This Amendment may be signed in counterparts and each signed counterpart shall have the same full force and effect as if it were fully executed by all parties.

EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT EMPLOYEE HAS READ THE FOREGOING, THAT EMPLOYEE HAS HAD SUFFICIENT TIME TO REVIEW IT WITH AN ATTORNEY OF EMPLOYEE’S CHOOSING, THAT EMPLOYEE UNDERSTANDS THE AMENDMENTS TERMS AND CONDITIONS AND THAT EMPLOYEE INTENDS TO BE LEGALLY BOUND BY IT.

IN WITNESS THEREOF, the parties have executed this Amendment.

DO NOT SIGN THIS AGREEMENT BEFORE THE CLOSE OF BUSINESS ON FEBRUARY 9, 2018.

BARBARA MARTIN COPPOLA		GRUBHUB HOLDINGS INC.

Signed:	/s/ Barbara Martin Coppola	Signed:	/s/ Adam DeWitt
Date:	2/11/2018	Date:	2/11/2018

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